Exhibit A

JOINT FILING AGREEMENT

In accordance with Rule 13d-1 under the Securities and Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing on behalf of each of them on a statement on Schedule 13G (including amendments thereto) with respect to the Common Stock, $.01 par value per share, of Aveanna Healthcare Holdings Inc. and that this Agreement be included as an Exhibit to such joint filing.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement this 14th day of February, 2022.

PSA HEALTHCARE INVESTMENT HOLDING LLC

By:	/s/ David Zatlukal
David Zatlukal
Vice President

J. H. WHITNEY VII, L.P.

By:	J. H. Whitney Equity Partners VII, LLC General Partner

By:	/s/ Paul R Vigano
Paul R. Vigano
Managing Member

PSA ILIAD HOLDINGS LLC

By:	/s/ David Zatlukal
David Zatlukal
Vice President

JHW ILIAD HOLDINGS LLC

By:	/s/ David Zatlukal
David Zatlukal
Vice President

JHW ILIAD HOLDINGS II LLC

By:	/s/ David Zatlukal
David Zatlukal
President